Exhibit 10.3

October 6, 2005

CRIIMI MAE INC.
11200 Rockville Pike, Suite 400
Rockville, Maryland  20852

Mark R. Jarrell
6 Lloyd Point Drive
Lloyd Neck, New York  11743

Re:  Amendment of Employment Agreement

Dear Mark:

Reference is made to the Employment Agreement between you and CRIIMI MAE Inc., originally dated August 11, 2003 and amended September 23, 2003 to add CRIIMI MAE Management, Inc. as a party (the “Employment Agreement”).  Provision 6 of the Employment Agreement is hereby amended by adding the following sentence at the end of the third paragraph thereof:

Notwithstanding the foregoing, if the Common Stock is no longer traded on a public securities market on the date that a stock award contemplated under this paragraph is to be granted, you shall instead be paid a cash award in a minimum amount of $500,000, less any applicable tax withholding.

Except as expressly amended hereby, all of the other terms and conditions of the Employment Agreement (i) are ratified and confirmed (ii) shall remain unamended and not waived and (iii) shall continue in full force and effect.

By signing this letter in the space provided below, you, CRIIMI MAE Inc. and CRIIMI MAE Management, Inc. shall have adopted this amendment to the Employment Agreement, intending to be legally bound, on the date hereof.

Very truly yours,

CRIIMI MAE INC.

	By:	/s/ Cynthia O. Azzara

CRIIMI MAE MANAGEMENT, INC.

	By:	/s/ Cynthia O. Azzara

Acknowledged and agreed:

/s/ Mark R. Jarrell
Mark R. Jarrell